Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607-7506

August 13, 2020

9 Meters Biopharma, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed on or about the date hereof by 9 Meters Biopharma, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 866,515 shares of the Registrant’s common stock, $0.0001 par value per share (the “Shares”). We understand the Shares are to be issued pursuant to the RDD Pharma Ltd. Option Grant Agreements assumed by the Registrant in accordance with their terms, pursuant to that certain Agreement and Plan of Merger, dated as of October 6, 2019, as amended on December 17, 2019, among the Registrant, RDD Pharma Ltd., Merger Sub, and the Shareholder Representative (as defined therein) (the “Assumed Awards”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As the Registrant’s legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares pursuant to the Assumed Awards.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the Assumed Awards, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP